SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            SIRCO INTERNATIONAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           SIRCO INTERNATIONAL CORP.
                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901






                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




                                                                    May 12, 1997



      To the Shareholders of Sirco International Corp.:

      Notice is hereby given that the Annual Meeting of Shareholders of Sirco International Corp., a New York corporation (the "Company"), will be held at the Company's offices located at 366 Fifth Avenue, Suite 205, New York, New York 10001, on Thursday, June 12, 1997 at 10:00 A.M., local time, for the following purposes:

      1. To elect five (5) directors to the Board of Directors for the ensuing year;

      2. To approve and adopt a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder from 400,000 shares to 600,000 shares; and

      3. To consider and act upon such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on May 5, 1997 will be entitled to vote at the Annual Meeting.

      Whether or not you expect to attend the Annual Meeting, please mark, sign and promptly return the enclosed proxy in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.


                                                      Sincerely,


                                                      JOEL DUPRE
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                           SIRCO INTERNATIONAL CORP.
                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901






                                 PROXY STATEMENT


      This Proxy Statement is furnished to shareholders of Sirco International Corp., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, June 12, 1997 at 10:00 A.M., New York City time, at the Company's offices located at 366 Fifth Avenue, Suite 205, New York, New York 10001 and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card were first mailed to shareholders of the Company on or about May 12, 1997, accompanied by the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996, and the Company incorporates the contents of such report herein by reference thereto.

      At the Annual Meeting, the following matters will be considered and voted upon:

      (1) Election of five (5) directors to hold office until the 1998 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

      (2) Approval and adoption of a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder from 400,000 shares to 600,000 shares; and

      (3) Such other business as may properly come before the Annual Meeting.

Voting and Revocation of Proxies; Adjournment

      All of the voting securities of the Company represented by valid proxies, unless the shareholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors, FOR the other proposal set forth herein, and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the election of directors and the other proposal set forth above.

      If a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any shareholder has the power to revoke such shareholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

      A plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election is required to elect the director nominees, the approval of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Company's 1995 Stock Option Plan and a majority of the votes cast by the shareholders entitled to vote at the meeting is required to take any other action. Although no formal agreement exists, the Company anticipates that 683,000 shares (approximately 43.5% of the outstanding shares) of the Common Stock, $.10 par value (the "Common Stock"), of the Company beneficially owned by Mr. Joel Dupre, the Chairman of the Board and Chief Executive Officer of the Company, will be voted as recommended for the director nominees and for the other proposal set forth herein. Accordingly, the Board of Directors anticipates that its nominees will be elected to serve as the Company's directors and that the other proposals set forth herein will be approved and adopted. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Solicitation

      The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Quorum and Voting Rights

      The Board of Directors of the Company has fixed Monday, May 5, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Common Stock Owned by Directors, Officers and Other Beneficial Owners

      The following table sets forth, as of May 1, 1997, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                                                                 Shares Beneficially         Percent of Outstanding
         Name and Address                                               Owned                     Common Stock
         ----------------                                               -----                     ------------
         Joel Dupre(1)                                                 693,000                       43.9%
         c/o Sirco International Corp.
         24 Richmond Hill Avenue
         Stamford, Connecticut 06901

         Pacific Million Enterprise Ltd.(2)(3)                         133,333                        8.5%
         The Gateway, Tower 2, Suite 1807
         25 Canton Road Tsimshatsui,
         Kowloon, Hong Kong

         Joseph Takada(2)(3)                                           133,333                        8.5%
         c/o Pacific Million Enterprise Ltd.
         The Gateway, Tower 2, Suite 1807
         25 Canton Road Tsimshatsui,
         Kowloon, Hong Kong

         Cheng-Sen Wang(2)                                              88,889                        5.7%
         c/o Kao-Lien International Co., Ltd.
         404 Jen-Air Road
         6th Floor, Section 4
         Taipei, Taiwan R.O.C.

         Albert H. Cheng(2)(4)                                          44,444                        2.8%
         c/o Constellation Enterprises Co., Ltd.
         199 Chung Ching North Road
         11th Floor, Section 3
         Taipei, Taiwan R.O.C.

         Paul Riss(5)                                                   18,750                        1.2%

         Eric Smith                                                          0                        0

         Barrie Sommerfield                                                100                        *

         Eric M. Hellige                                                     0                        0

         All directors and executive
         officers of the Company as a
         group (six individuals)                                       711,850 (6)                   44.5%


------------------
*    Less than 1%

(1) Includes 10,000 shares subject to options which are presently exercisable and 266,666 shares for which Mr. Dupre has the right to exercise sole voting control pursuant to a Voting Agreement dated as of May 1, 1995 (the
     "Voting Agreement") under which Pacific, Mr. Wang and Mr. Cheng granted Mr.
     Dupre the right to exercise sole voting control with respect to 133,333, 88,889, and 44,444 shares, respectively, held of record by them.

(2)  As a result of the Voting Agreement,  Mr. Dupre, Pacific (together with Mr.
     Takada -- see Note 3), Mr. Wang and Mr. Cheng may be deemed to be a "group" within the meaning of Section 13d-3 of the Securities Exchange Act of 1934, and, therefore, deemed to beneficially own an aggregate of 693,000 shares of Common Stock.

(3) Pacific has granted to Mr. Dupre an option to purchase all of the 133,333 shares it owns of record. By virtue of his ownership of 95% of the issued and outstanding shares of common stock of Pacific, Joseph Takada may be deemed to be the beneficial owner of all the shares of Common Stock beneficially owned by Pacific.

(4) Mr. Cheng has granted to Mr. Dupre an option to purchase all of the 44,444 shares he owns of record.

(5) Consists of 18,750 shares of Common Stock subject to options which are presently exercisable.

(6) Includes 28,750 shares of Common Stock subject to options which are presently exercisable.

                              ELECTION OF DIRECTORS


      The Amended and Restated Bylaws of the Company provide that the number of directors of the Company shall be at least three, except that where all the shares are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by action of the Board of Directors or of the shareholders, or, if the number of directors is not so fixed, the number shall be five. The term of office of the directors is one year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.

      Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board of Directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although the directors of the Company have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board of Directors.

      The following table sets forth certain information regarding the director nominees, all of whom currently serve as directors of the Company:

                                        Principal Occupation for Past Five Years and
         Name               Age         Current Public Directorships or Trusteeships
         ----               ---         --------------------------------------------
         Joel Dupre          43         Director  since  1990;  Chairman  of the
                                        Board and Chief Executive Officer of the
                                        Company since March 1995; Executive Vice
                                        President  from  November  1992 to March
                                        1995 and a Vice  President  from 1989 to
                                        1992.

         Eric M.  Hellige    42         Director since 1995 and Secretary of the
                                        Company;  Partner  for  more  than  five
                                        years  of  Pryor,  Cashman,   Sherman  &
                                        Flynn, counsel to the Company.

         Paul Riss           41         Director  since  1995;  Chief  Financial
                                        Officer  and  Treasurer  of the  Company
                                        since  November  1996;  Chief  Financial
                                        Officer of Sequins International Inc., a
                                        manufacturer  of  sequined  fabrics  and
                                        trimmings,  from June  1992 to  November
                                        1996; Chief Financial Officer, Treasurer
                                        and Secretary of ComponentGuard Inc., an
                                        administrator   of   extended   warranty
                                        contracts,  from  August  1990  to  June
                                        1992.   ComponentGuard   Inc.   filed  a
                                        petition for protection under Chapter 11
                                        of the United States  Bankruptcy Code in
                                        May 1992.

         Eric Smith          52         Director  since 1988;  Vice  President -
                                        General    Manager    of   West    Coast
                                        Distribution Center of the Company since
                                        1983.

         Barrie Sommerfield  68         Vice  Chairman  of  Licensing  of  Gore,
                                        Sommerfield, Ditnes International, Inc.,
                                        a consultant for trademark licenses, for
                                        more than five years.

      The term of office of the directors is one year, expiring on the date of the next annual meeting and thereafter until their respective successors shall have been elected and shall qualify, or until their prior death, resignation or removal.

Board Meetings and Committees; Management Matters

      The Board of Directors held five meetings during the fiscal year ended November 30, 1996. Each director attended at least 75% of the Board and Committee meetings of which he was a member during such time as he served as a director. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of New York. No fees are paid to directors for attendance at meetings of the Board.

      The Board of Directors has a Stock Option Committee, which met two times during the fiscal year ended November 30, 1996 and currently consists of Eric M. Hellige and Barrie Sommerfield. The Stock Option Committee has exclusive authority to grant options to the Company's executive officers under the 1995 Stock Option Plan. The Board of Directors does not have standing audit, nominating or compensation committees or, except in the case of the grant of stock options by the Stock Option Committee, any committee performing similar functions.

      The Directors recommend a vote FOR the election of each of the director nominees.


                  PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN


Proposed Amendment

      On April 9, 1997, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's 1995 Stock Option Plan (the "Option
Plan") to increase the number of shares of Common Stock that may be issued thereunder from 400,000 shares to 600,000 shares. At May 1, 1997, options with respect to an aggregate of 201,500 shares of Common Stock were outstanding under the Option Plan, and 38,500 shares of Common Stock were available for additional grants.

The Option Plan

      The purpose of the Option Plan, which was adopted in June 1995, is to enable the Company to compete successfully in attracting, motivating and retaining directors, key employees and consultants with outstanding abilities by making it possible for them to purchase shares of Common Stock on terms that will give them a more direct and continuing interest in the future success of the Company's business. The Option Plan is intended to provide a method whereby directors, key employees and consultants and others who are making and are expected to continue to make substantial contributions to the successful growth and development of the Company may be offered additional incentives thereby advancing the interests of the Company and its shareholders. The Board believes that the Option Plan increases the Company's flexibility in furthering such purposes.

Terms of the Option Plan

      The Option Plan provides for the grant of incentive stock options ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, tandem stock appreciation rights and stock appreciation rights exercisable in conjunction with stock options. The purchase price of shares of Common Stock covered by an ISO must be at least 100% of the fair market value of such shares of Common Stock on the date the option is granted and, for all options is payable in either cash or shares of Common Stock, or any combination thereof. No ISO will be granted to any employee who immediately after the grant would own more than 10% of the total combined voting power or value of all classes of capital stock of the Company, or any subsidiary of the Company, unless the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option, and the option on the date of grant shall expire not later than five years from the date the option is granted. In addition, the aggregate fair market value of the shares of Common

Stock, determined at the date of grant, with respect to which ISOs are exercisable for the first time by an optionee during any calendar year, shall not exceed $100,000. No ISO may be granted under the Option Plan to any director who is not an employee of the Company and no option or stock appreciation right may be granted under the Option Plan after July 1, 2005.

Administration of the Option Plan

      The Option Plan is administered by the Board of Directors of the Company. The Board will have full authority, in its sole discretion, to interpret the Option Plan, to establish from time to time regulations for the administration of the Option Plan and to determine the directors and key employees to whom options will be granted and the terms of the options. The term "employees," as defined under the Option Plan, encompasses employees, including officers, regularly employed on a salary basis by the Company or any subsidiary of the Company. The Board may delegate all or part of its authority to administer the Option Plan to a committee appointed by the Board and consisting of not less than two members thereof. No director may serve as a member of such committee unless such director is a "disinterested person" within the meaning of Rule 16(b)(3) ("Rule 16(b)(3)") under the Securities Exchange Act of 1934, as amended (the "1934 Act").

Exercise of Options and Rights

      Under the Option Plan, an option or stock appreciation right may be exercised in such installments as are specified in the terms of its grant, but not sooner than one year from the date of its grant, unless otherwise provided at the time of its grant. Each option or stock appreciation right shall expire ten years after the date granted (or five years in the case of an ISO granted to any person who owns more than 10% of the Company's voting stock).

      Tandem stock appreciation rights and stock appreciation rights granted in conjunction with options may be exercised only to the extent, during the period and on the conditions that their related options are exercisable and may not be exercised after the expiration or termination of their related options.

      Options and stock appreciation rights are not transferable by the option holder otherwise than by will or the laws of descent and distribution and are exercisable during the option holder's lifetime only by such person.

      If an option holder ceases to be continuously employed by the Company or any of its subsidiaries for any reason other than death or for cause, such holder may exercise the option and/or any stock appreciation rights at any time within three months after such termination (provided it shall not have first expired by its own term), but only to the extent that such holder was entitled to do so at the date employment terminated. If an option holder dies while employed by the Company or within a period of three months after termination of employment for any reason other than cause, the option and/or any stock appreciation right may be exercised at any time within one year after the date of such death (provided it shall not have first expired by its own terms), but only to the extent the decedent was entitled to do so at the date of death. If an option holder's employment is terminated for cause as determined by the Board, the option and/or any stock appreciation right terminates concurrently with the termination of such employment.

Amendment of the Option Plan

      The Board of Directors may alter, amend or terminate the Option Plan at any time with respect to shares of Common Stock not subject at such time to options or stock appreciation rights, but such amendments shall not adversely affect the rights of any person under any option or stock appreciation right theretofore granted without such person's consent. The Board may not, without the approval of the shareholders of the Company, increase the aggregate number of shares of Common Stock to be issued pursuant to options or stock appreciation rights granted (except as permitted by section 3 of the Option Plan); decrease the minimum option price; increase the maximum amount a holder of a stock appreciation right may receive upon its exercise; extend the option period with respect to any option or stock appreciation right; permit the granting of options or stock appreciation rights to anyone other than as provided in the Option Plan; or provide for the administration of the Option Plan by the Board or a committee appointed by the Board unless such administration meets the requirements for exemption provided by Rule 16b-3.

Federal Income Tax Consequences

      The Company has been advised that ISOs, non-qualified stock options and stock appreciation rights granted under the Option Plan are subject to the following Federal income tax treatment:

      Incentive Stock Options. An employee will recognize no taxable income and no deduction is available to the Company upon either the grant or exercise of an ISO.

      In general, if Common Stock acquired upon the exercise of an ISO is subsequently sold, the realized gain or loss, if any, will be measured by the difference between the exercise price of the option and the amount realized on the sale. Any such gain or loss on the sale will generally be treated as long-term capital gain or loss if the holding period requirements have been satisfied. The holding period requirements will be satisfied if the shares are not sold within two years of the date of grant of the option pursuant to which such shares were transferred or within the one-year period beginning on the day of the transfer of such shares pursuant to the exercise of the option.

      If Common Stock acquired upon the exercise of an ISO is subsequently sold and the holding period requirements noted above are not satisfied (a "disqualifying disposition"), the employee will recognize ordinary income for the year in which the disqualifying disposition occurs in an amount equal to the excess of the fair market value of such Common Stock on the date the option was exercised (or, if lower, the amount realized on the sale) over the exercise price of the option. Any additional gain recognized on the sale will be a capital gain, and will be long-term or short-term depending upon whether the sale occurs more than one year after the date of exercise. The amount recognized by the employee as ordinary income will be treated as compensation and the Company will receive a corresponding deduction. The Company may be required to withhold additional taxes from the wages of the employee with respect to the amount of ordinary income taxable to the employee.

      The excess of the fair market value of the Common Stock acquired by exercise of an ISO (determined on the date of exercise) over the exercise price is in effect an item of tax preference which must be taken into account for purposes of calculating the "alternative minimum tax" of Section 55 of the Code. If a disqualifying disposition is made of such Common Stock, however, during the same year acquired, there will be no tax preference item for alternative minimum tax purposes.

      Non-qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options granted under the Option Plan do not result in any income to the optionee at the time of grant or any tax deduction to the Company at that time. Generally, upon exercise of a non-qualified option, the excess of the fair market value of the Common Stock acquired (determined at the time of exercise) over its cost to the optionee (i) is taxable to the optionee as ordinary income and (ii) is deductible by the Company, subject to general rules relating to the reasonableness of compensation; and the optionee's tax basis for the shares is the fair market value at the time of exercise.

      Gain or loss recognized upon disposition of shares acquired pursuant to the exercise of a non-qualified option will generally be reportable as short or long-term gain or loss depending on the length of time the shares were held by the optionee as of the date of disposition.

      The exercise of a stock appreciation right by an employee results in taxable compensation to such employee in the amount of the cash received plus an amount equal to the fair market value (determined at the time of exercise) of any shares received.

      The Company believes that compensation received by participants on the exercise of nonqualified stock options or the disposition of shares acquired upon the exercise of ISOs will be considered performance-based compensation and thus not subject to the $1,000,000 limit of Section 162(m) of the Code.

Vote Required

      The proposed amendment to the Option Plan will become effective only upon approval by the holders of a majority of the outstanding shares of Common Stock.

      The Board of Directors recommends a vote FOR approval of the proposed amendment to the Option Plan.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company, and all other executive officers of the Company whose salary and bonus exceeds $100,000 in compensation during fiscal 1996 (collectively referred to as the "Named Executives"):

                                                  SUMMARY COMPENSATION TABLE
                                                                                                Long-Term
                                                                                              Compensation
                                        Annual Compensation                                      Awards
                                        -------------------                                      ------
                                                                             Other Annual
Name and                                                                     Compensation        Options        All Other
Principal Position            Year          Salary($)         Bonus($)            ($)              (#)      Compensation ($)
------------------            ----          ---------         --------            ---              ---      ----------------
Joel Dupre (1)                1996          $216,667             None            None            40,000           None
  Chairman of the             1995           170,000             None            None             None            None
  Board and Chief             1994           170,000           $47,776           None             None            None
  Executive Officer

Richard Pyles (2)             1996            98,341             6,000           None            67,500           None
  Senior Vice President       1995            95,025             None            None            10,000           None
                              1994            93,517             5,000           None             None            None


--------------------

(1) Mr. Dupre held the title of Executive Vice President of the Company during the fiscal year ended November 30, 1994. In March 1995, Mr. Dupre was elected Chairman of the Board and Chief Executive Officer of the Company.

(2) Mr. Pyles was elected Senior Vice President in November 1996. At all other times, Mr. Pyles served as Vice President - Marketing and Sales of the
     Company.

Employment Agreement

      In November 1996, the Company entered into an employment agreement with Paul Riss that provides for the employment of Mr. Riss as Chief Financial
Officer of the Company, and his appointment as a director of the Company, through October 31, 1999, subject to certain rights of earlier termination. Pursuant to such agreement, Mr. Riss will be entitled to a base salary of $125,000 per annum, to participate in all bonus and incentive plans of the Company and to certain insurance and automobile allowances and other benefits. In addition, pursuant to such agreement, Mr. Riss received ten-year options to purchase up to 35,000 shares of Common Stock at an exercise price of $2.875 per share, of which 8,750 options vested on the date of grant and 8,750 options will vest on each of the next three anniversaries of the date of the agreement. Upon consummation during the term of such agreement of any debt (other than traditional asset-based lending relationships or other traditional bank or factoring arrangements) or equity financing in which gross proceeds to the Company equal or exceed $1,000,000, the Company will grant to Mr. Riss an additional option to purchase 5,000 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock. The agreement also contains confidentiality provisions, and non-competition provisions that survive for a period of two years following the termination of employment if the agreement is terminated by the Company for "cause" (as defined) or by Mr. Riss for "good reason" (as defined) or a period of one year if the agreement is terminated for any other reason.

Stock Option Grants

      The following table sets forth individual grants of stock options and stock appreciation rights ("SARs") made by the Company during fiscal 1996 to each of the Named Executives.

                                            Option/SAR Grants in Last Fiscal Year

                                                    Percent                                           Potential Realizable
                                                   Of Total                                             Value at Assumed
                              Number of          Options/SARs                                         Annual rates of Stock
                             Securities           Granted to                                           Price Appreciation
                             Underlying            Employees        Exercise or                        For Option Term (3)
                                                                                                      ---------------------
                            Options/SARs           in Fiscal        Base Price       Expiration
     Name                    Granted (1)           Year (2)          ($/Share)          Date          5% ($)        10% ($)
     ----                    -----------           --------          ---------          ----          ------        -------
Joel Dupre                    40,000 (4)            19.2%              $2.75          02/02/01        $30,400       $67,200

Richard Pyles                 60,000 (5)            28.8                2.50          02/02/01         42,000        91,800
                               7,500 (6)             3.6                2.75          11/08/01          5,700        12,600
------------------
(1)  No stock appreciation rights ("SARs") were granted by the Company in fiscal
     1996.
(2)  In fiscal 1996, the Company  granted options on 208,500 shares of shares of
     Common Stock to ten employees.
(3)  The amounts shown in these two columns  represent the potential  realizable values using the options granted and the exercise price.  The assumed rates
     of  stock  price  appreciation  are  set  by  the  Commission's   executive
     compensation  disclosure  rules and are not intended to forecast the future appreciation of the Company's Common Stock.
(4)  Options  become  exercisable  subject to a four year  vesting  period  with
     10,000  shares  vesting  on each of the  first,  second,  third and  fourth anniversary dates of the option grant date of February 2, 1996.
(5)  Options become exercisable on the grant date.
(6)  Options  become  exercisable  on the first  anniversary  date of the option grant date of November 8, 1996.

Stock Option Exercises

      The following table contains information relating to the exercise of the Company's stock options by the Named Executives in fiscal 1996, as well as the number and value of their unexercised options as of November 30, 1996.

                                       Aggregated Option Exercises in Last Fiscal Year
                                              and Fiscal Year-End Option Values

                                                            Number of Securities
                                                           Underlying Unexercised                  Value of Unexercised
                       Shares                                    Options at                        In-the-Money Options
                     Acquired on          Value             Fiscal Year-End(#)(1)                at Fiscal Year End($)(2)
                                                        -------------------------------      ------------------------------
Name                 Exercise(#)       Realized($)      Exercisable       Unexercisable      Exercisable      Unexercisable
----                 -----------       -----------      -----------       -------------      -----------      -------------
Joel Dupre                  --             N/A                 --            40,000                 --            $35,000

Richard Pyles           60,000             --              10,000             7,500            $16,250              6,563

---------------
(1)  The sum of the numbers under the  Exercisable and  Unexercisable  column of this heading represents each Named Executive's total outstanding options to purchase shares of Common Stock.

(2) The dollar amounts shown under the Exercisable and Unexercisable columns of the heading represent the number of exercisable and unexercisable Company options, respectively, which were "In-the-Money" on November 30, 1996, multiplied by the difference between the closing price of the Common Stock on November 30, 1996, which was $3.625 per share, and the exercise price of the Company options. For purposes of these calculations, In-the-Money options are those with an exercise price below $3.625 per share.

Board of Directors Compensation

      The Company does not currently compensate directors for service on the Board of Directors.

Employee Retirement Plan

      In June 1995, the Board of Directors of the Company determined to discontinue benefit accruals under the Company's tax-qualified Employee Retirement Plan (the "Retirement Plan"). The Retirement Plan is administered by the Board of Directors. The following table discloses estimated annual benefits payable upon retirement in specified compensation and years of service classifications.

                                      Projected Benefit at Retirement

                                                             Years of Service
                                   -----------------------------------------------------------------------
                                      15             20             25              30              35
                                      --             --             --              --              --
                    Salary(1)
                    ---------
                    $ 20,000       $ 3,750         $ 5,000       $ 6,250         $ 7,500          $ 8,750
                      25,000         4,625           6,250         7,313           9,375           10,938
                      30,000         5,625           7,500         9,375          11,250           13,125
                      35,000         6,563           8,750        10,938          13,125           15,313
                      40,000         7,500          10,000        12,500          15,000           17,500
                      50,000         9,980          12,604        15,625          18,750           21,875
                      75,000        17,105          22,104        26,948          31,986           37,249
                     100,000        24,730          31,604        38,873          46,236           53,874
                     125,000        31,355          41,104        50,698          60,406           70,499
                     150,000(2)     38,480          50,004        62,573          74,736           87,124
                     175,000        45,605          60,104        74,448          88,986          103,749
                     200,000        52,730          69,604        86,323         103,236          120,374(3)

-------------------
(1)  The annual  benefits shown in the Table are integrated with Social Security benefits and there are no other offsets to benefits.

(2) In general, Section 401(a)(17) of the Internal Revenue Code provides that for 1994, compensation used for computing benefits under a tax-qualified employee pension plan cannot exceed $150,000 (as adjusted).

(3)  Under current law, the maximum annual benefit  payable under the Retirement
     Plan cannot exceed $120,000 (as adjusted).

      The Retirement Plan is funded by the Company on an actuarial basis, and the Company contributes annually the minimum amount required to cover the normal cost for current service and to fund supplemental costs, if any, from the date each supplemental cost was incurred. Contributions were intended to provide for benefits attributed to service to date, and also for those expected to vest in the future. Based on the assumptions used in the actuarial valuation, the Retirement Plan is fully funded.

      The estimated credited years of service for each of the executive officers named in the Summary Compensation Table is as follows: Joel Dupre (11 years) and Richard Pyles (2 years). $150,000 of Mr. Dupre's compensation shown in the Summary Compensation Table was used to compute his projected benefit under the Retirement Plan.

      Benefits are computed on the basis of a straight-life annuity. Benefits under the Retirement Plan are integrated with Social Security benefits.

      The Retirement Plan will continue to comply with the applicable sections of the Internal Revenue Code, the Employee Retirement Income Security Act, and applicable Internal Revenue Services rules and regulations. In accordance with the terms of the Retirement Plan, distributions will continue to be made to retired and terminated employees who are participants in the Retirement Plan.

Comparison of Five-Year Cumulative Total Return

      The graph set forth below compares the cumulative total shareholder return on the Common Stock for the period commencing December 1, 1991 and ending November 30, 1996 against the cumulative total return on the NASDAQ Stock Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company and whose stock has been publicly traded for at least five years. This graph assumes a $100 investment in the Common Stock and in each index on December 1, 1991 and that all dividends paid by companies included in each index were reinvested.

                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                        FISCAL YEAR ENDING

COMPANY                 1991     1992      1993       1994      1995       1996
-------                 ----     ----      ----       ----      ----       ----

SIRCO INTERNAT CORP     100     100.00    118.18     113.64     81.82     131.82
INDUSTRY INDEX          100      41.07     46.97      46.18     72.29      80.69
BROAD MARKET            100     107.41    127.85     137.69    174.57     216.60



THE INDUSTRY INDEX CHOSEN WAS:
SIC CODE 513 - APPAREL, PIECE GOODS, & NOTIONS

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX

THE CURRENT COMPOSITION OF THE INDUSTRY INDEX IS AS FOLLOWS:

ACTIVE APPAREL GROUP INC
CABLE & CO. WORLDWIDE
CARLYLE GOLF INC
CUTTER & BUCK INC
CYRK INC
DIPLOMAT CORP
HE-RO GROUP LTD
HOLLYWOOD PRODUCTIONS
LITTLEFIELD ADAMS & CO
NINE WEST GROUP INC
NORTH FACE INC (THE)
NORTON MCNAUGHTON INC
PACIFIC COAST APPAREL CO
ROCKY SHOES & BOOTS INC
TARRANT APPAREL GROUP
TOMMY HILFIGER CORP

SOURCE:  MEDIA GENERAL FINANCIAL SERVICES
         P.O. BOX 85333
         RICHMOND, VA 23293
         PHONE: 1- (800) 446-7922
         FAX:   1- (800) 649-6826

Report on Executive Compensation

      The Board of Directors determines the compensation of the CEO and sets policies for and reviews with the CEO the compensation awarded to the other principal executives. The Company's executive officers consist of the CEO, Mr. Richard Pyles, Mr. Paul Riss and Mr. Eric Smith.

      Salaries. Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the Company's industry. Several of such companies are in the Company's Peer Group as described above under -- "Comparison of Five-Year Cumulative Total Return." The Company believes that its salaries are below average as compared to its competitors. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, particularly with respect to the ability to manage growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

      Compensation of Chief Executive Officer. The CEO is a principal shareholder of the Company and beneficially owns and controls approximately 43.5% of the outstanding shares of Common Stock of the Company. See "Common Stock Owned by Directors, Officers and Other Beneficial Owners." The Board believes he is substantially motivated, both by reason of his stock ownership and his commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance. Accordingly, the Board has not considered it necessary to specifically relate the CEO's compensation to corporate performance.

Board  of  Directors  Interlocks  and  Insider   Participation  in  Compensation
Decisions

      The following members of the Board of Directors were officers of the Company or a subsidiary of the Company during the fiscal year ended November 30, 1996: Joel Dupre, Eric Smith, Douglas Turner, Eric M. Hellige and Paul Riss. Such members participated in deliberations of the Company's Board of Directors concerning executive officer compensation during the fiscal year ended November 30, 1996. Mr. Turner's employment with the Company and his services as director were terminated in September 1996.

Certain Relationships and Related Transactions

      Mr. Joseph Takada, the beneficial owner of approximately 8.5% of the outstanding shares of Common Stock, is the Managing Director of Ideal Pacific Ltd. ("Ideal"), the Company's manufacturing agent in Hong Kong. During the fiscal year ended November 30, 1996, the Company paid aggregate commissions of approximately $467,000 to Ideal. Mr. Cheng-Sen Wang, the beneficial owner of approximately 5.7% of the outstanding shares of Common Stock, is the Managing Director of Kao-Lien Industrial Co., Ltd. ("Kao-Lien"), the Company's manufacturing agent in Taiwan. During the fiscal year ended November 30, 1996, the Company paid aggregate commissions of approximately $319,000 to Kao-Lien. Mr. Albert Cheng, the beneficial owner of 2.8% of the outstanding shares of Common Stock, is the President of Constellation Enterprise Co., Ltd. ("Constellation"). During the fiscal year ended November 30, 1996, the Company purchased approximately $355,000 of luggage and backpack products and $30,000 of product equipment from Constellation.

      Eric M. Hellige, a director of the Company, is a member of Pryor, Cashman, Sherman & Flynn, counsel to the Company ("Pryor, Cashman"). Fees paid by the Company to Pryor, Cashman for legal services rendered during the fiscal year ended November 30, 1996 did not exceed 5% of such firm's or the Company's revenues.

      Barrie Sommerfield, a director of the Company, is the Vice Chairman of Gore, Sommerfield, Ditnes International, Inc. ("Gore, Sommerfield"), a consultant to the Company for trademark licenses. During the fiscal year ended November 30, 1996, the Company paid $49,565 to Gore, Sommerfield for services rendered in connection with obtaining licensed trademarks.

      The Company believes that all purchases from affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Company believes that, during the fiscal year ended November 30, 1996, certain reports of ownership and changes in ownership of the Company's Common Stock were not filed in a timely manner as required by Section 16(a) of the Securities Exchange Act of 1934. A Statement of Changes in Beneficial Ownership on Form 4 was filed by Joel Dupre, a director and executive officer of the Company, on January 15, 1997, to report an event occurring on November 6, 1996.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Nussbaum Yates & Wolpow, P.C. ("Nussbaum"), served as the Company's independent public accountants for the fiscal year ended November 30, 1996. A representative of Nussbaum is expected to attend the Annual Meeting, and such representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended for presentation at the 1998 Annual Meeting of Shareholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company by January 12, 1998.

                                 OTHER BUSINESS

      Other than as described above, the Board of Directors knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.

                                  ANNUAL REPORT

      The Company's Annual Report on Form 10-K for the year ended November 30, 1996, including financial statements, is being mailed herewith. If, for any reason, you do not receive your copy of the Report, please contact Mr. Paul Riss, Chief Financial Officer, Sirco International Corp., 24 Richmond Hill Avenue, Stamford, Connecticut 06901, and another will be sent to you.


                                             By Order of the Board of Directors,

                                             JOEL DUPRE,
                                             Chairman of the Board and
                                             Chief Executive Officer

Dated: May 12, 1997
Stamford, Connecticut

                                 REVOCABLE PROXY
                            SIRCO INTERNATIONAL CORP.

    [ X ]    PLEASE MARK VOTES AS IN THIS EXAMPLE


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoint(s) Joel Dupre and Paul Riss, or either of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of Sirco International Corp. to be held at 366 Fifth Avenue, Suite 205, New York, New York on Thursday, June 12, 1997 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

  The Board of Directors recommends a vote "FOR" the proposals set forth hereon.

PROPOSAL 1. The Election of Directors: Joel Dupre, Eric M. Hellige, Eric Smith, Paul Riss and Barrie Sommerfield.

[   ] FOR        [   ] WITHHOLD             [   ] FOR ALL EXCEPT

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
--------------------------------------------------------------------------------



PROPOSAL 2. Proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder from 400,000 to 600,000 shares.

[   ] FOR            [   ] AGAINST           [   ] ABSTAIN

   In  accordance  with  their  discretion,   said  Attorneys  and  Proxies  are
authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

   This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the Proposals set forth herein. Any prior proxy is hereby revoked.

                         Please be sure to sign and date
                          this Proxy in the box below.

                    ----------------------------------------
                                      Date

                    ----------------------------------------
                             Shareholder sign above

                    ----------------------------------------
                          Co-holder (if any) sign above


    Detach above card, sign, date and mail in postage paid envelope provided.

                            SIRCO INTERNATIONAL CORP.

  Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY